New Issue	Filed Pursuant to Rule 433 Registration No. 333−136666 November [●], 2006 STRUCTURED EQUITY PRODUCTS Indicative Terms

The Bear Stearns Companies Inc. INVESTMENT HIGHLIGHTS

Reverse Convertible Note Securities
•  Three separate Note offerings; each linked to one of the listed common stocks (each, a “Reference Asset”) identified below. You may elect to participate in any or all of the Note offerings. Please note that one of the Notes has a three-month term to maturity, while the other two Notes have six-month maturities.

•  Each of the Notes pays an annualized fixed rate coupon; for each Note, payment is made only at maturity. The payment at maturity will equal the principal amount of the Note times (i) one-quarter of the applicable Coupon Rate stated below in the case of the three-month Note and (ii) one-half of the applicable Coupon Rate stated below in the case of the six-month Notes.

•  Each of the Notes is a direct obligation of The Bear Stearns Companies Inc. (Rated A1 by Moody’s / A+ by S&P).

•  Issue price for each Note offering: 100% of principal amount ($1,000). However, investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering will be entitled to purchase each Note of that particular offering for 99.50% of the principal amount.

•  Each of the Notes is not principal protected if: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.

•  None of the Notes participates in the upside of the Reference Asset. Even if the Final Level of the Reference Asset exceeds the Initial Level of the Reference Asset, your return will not exceed the principal amount invested plus the coupon payments.

Reference Assets (for each of three separate Note offerings)	Symbol	Term to Maturity	Coupon Rate, per Annum	Contingent Protection Percentage	Initial Public Offering Price[1]
Sotheby’s, common stock, traded on the NYSE	BID	6-months	[15.50]%	[75]%	100%
United States Steel Corporation, common stock, traded on the NYSE	X	3-months	[17.00]%	[80]%	100%
Whole Foods Market, Inc., common stock, traded on the NASDAQ	WFMI	6-months	[14.00]%	[80]%	100%

The issuer has filed a registration statement (including a prospectus) with the SEC for the three offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

BEAR, STEARNS & CO. INC. STRUCTURED PRODUCTS GROUP (212) 272-6928

[1] Investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering will be entitled to purchase each Note of that particular offering for 99.50% of the principal amount.

STRUCTURED PRODUCTS GROUP

GENERAL TERMS FOR THE NOTE OFFERINGS

This free writing prospectus relates to three separate offerings of Notes each linked to a different Reference Asset. The purchaser of a Note will acquire a security linked to a single Reference Asset (not to a basket of Reference Assets). You may participate in any one of the three Note offerings or, at your election, in more than one such offering. We reserve the right to withdraw, cancel or modify the offerings and to reject orders in whole or in part. Although each Note offering relates to only one of the securities identified below as Reference Assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any such Reference Asset or as to the suitability of an investment in any of the Notes. Defined terms not defined herein shall have the same meaning as in the Prospectus Supplement discussed below.

ISSUER:	The Bear Stearns Companies Inc.
ISSUER’S RATING:	A1 / A+ (Moody’s / S&P)
PRINCIPAL AMOUNT OF OFFERING:	To be disclosed in the final pricing supplement.
DENOMINATIONS:	$1,000 per Note and $1,000 multiples thereafter.
REFERENCE ASSETS:	(1) The common stock of Sotheby’s (“Sotheby’s”), traded on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “BID.”
(2) The common stock of United States Steel Corporation (“US Steel”), traded on the NYSE under the symbol “X.”
(3) The common stock of Whole Foods Market, Inc. (“Whole Foods”), traded on the Nasdaq Stock Market, Inc. (“NASDAQ”) under the symbol “WFMI.”
SELLING PERIOD ENDS:	December [●], 2006
PRICING DATE:	December [●], 2006
SETTLEMENT DATE:	December [●], 2006
CALCULATION DATE:	(1) For the Note linked to the common stock of Sotheby’s, June [●], 2007.
(2) For the Note linked to the common stock of US Steel, March [●], 2007.
(3) For the Note linked to the common stock of Whole Foods, June [●], 2007.
MATURITY DATE:	(1) For the Note linked to the common stock of Sotheby’s, June [●], 2007.
(2) For the Note linked to the common stock of US Steel, March [●], 2007.
(3) For the Note linked to the common stock of Whole Foods, June [●], 2007.
COUPON RATE (PER ANNUM):	See cover page for applicable coupon rates, calculated on the basis of a 360 day year of 12 equal 30-day months.
CONTINGENT PROTECTION PERCENTAGE:	See cover page for applicable Contingent Protection Percentages.
CONTINGENT PROTECTION LEVEL:	(Applicable Contingent Protection Percentage x applicable Initial Level).
AGENT’S DISCOUNT:	[●]% , to be disclosed in the final pricing supplement.
CASH SETTLEMENT VALUE:
We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset. It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

INTEREST PAYMENT DATES:	(1) For the Note linked to the common stock of Sotheby’s, June [●], 2007.
(2) For the Note linked to the common stock of US Steel, March [●], 2007.
(3) For the Note linked to the common stock of Whole Foods, June [●], 2007.
INITIAL LEVEL:	For each Note offering, the Closing Price of the applicable Reference Asset on the Pricing Date.
FINAL LEVEL:	For each Note offering, the Closing Price of the applicable Reference Asset on the Calculation Date.
EXCHANGE RATIO:	Equals $1,000 divided by the applicable Initial Level (rounded down to the nearest whole number, with fractional shares to be paid in cash), to be disclosed in the final pricing supplement.
FRACTIONAL SHARE CASH AMOUNT:
An amount in cash per Note equal to the applicable Final Level multiplied by the difference between (x) $1,000 divided by the applicable Initial Level (rounded to the nearest three decimal places), and (y) the applicable Exchange Ratio.

CUSIP:	For the Notes linked to the common stock of Sotheby’s: [073902LH9]
For the Notes linked to the common stock of US Steel: [073902LL0]
For the Notes linked to the common stock of Whole Foods: [073902LK2]
LISTING:	The Notes will not be listed on any U.S. securities exchange or quotation system.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this document together with the prospectus, dated August 16, 2006 (the “Prospectus”), as supplemented by the prospectus supplement, dated August 16, 2006 (the “Prospectus Supplement”). You should carefully consider, among other things, the matters set forth in “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the Prospectus Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The Prospectus and Prospectus Supplement may be accessed on the SEC Web site at www.sec.gov as follows:

•	Prospectus Supplement, dated August 16, 2006:
http://www.sec.gov/Archives/edgar/data/777001/000104746906011011/a2172742z424b5.htm

•	Prospectus, dated August 16, 2006:
http://www.sec.gov/Archives/edgar/data/777001/000104746906011007/a2172711zs-3asr.htm

SELECTED RISK CONSIDERATIONS

The following highlights some, but not all, of the risk considerations relevant to investing in the Notes. The following must be read in conjunction with the sections “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset,” beginning on pages S-7 and S-14, respectively, in the Prospectus Supplement.

•
Suitability of Note for Investment — A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in the Prospectus Supplement. Neither the Issuer nor any dealer participating in the offerings makes any recommendation as to the suitability of the Notes for investment.

•
Not Principal Protected —The Notes are not principal protected. If both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset.

•
Return Limited to Coupon — Your return is limited to the principal amount you invested plus the coupon payments. You will not participate in any appreciation in the value of the applicable Reference Asset.

•
No Secondary Market — Because the Notes will not be listed on any securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for each of the Notes on request. However, there can be no guarantee that bids for any of the outstanding Notes will be made in the future; nor can the prices of any such bids be predicted.

•
No Interest, Dividend or Other Payments — You will not receive any interest or dividend payments or other distributions on the stock comprising the applicable Reference Asset; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

•
Taxes — We intend to treat each Note as a put option written by you in respect of the applicable Reference Asset and a deposit with us of cash in an amount equal to the issue price of the Note to secure your potential obligation under the put option, and we intend to treat the deposit as a short-term obligation for U.S. federal income tax purposes. Pursuant to the terms of each of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

•
The Notes Are Subject to Equity Market Risks— The Notes involve exposure to price movements in the equity securities to which they are respectively linked. Equity securities price movements are difficult to predict, and equity securities may be subject to volatile increases or decreases in value.

•
Each of the Notes May be Affected by Certain Corporate Events and You Will Have Limited Antidilution Protection — Following certain corporate events relating to the underlying applicable Reference Asset (where the underlying company is not the surviving entity), you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor’s common stock. The Calculation Agent for each of the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the applicable Reference Asset, Contingent Protection Level, Contingent Protection Percentage and Exchange Ratio for certain events affecting the applicable Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company. However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the applicable Reference Asset. If an event occurs that is perceived by the market to dilute the applicable Reference Asset but that does not require the Calculation Agent to adjust the amount of the applicable Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

INTEREST AND PAYMENT AT MATURITY

Interest. The interest rate for each of the Notes is designated on the cover of this free-writing prospectus. The interest paid will include interest accrued from the Original Issue Date to, but excluding, the Maturity Date. Interest will be payable to the person to whom principal is payable.

Payment at Maturity. We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.

In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset. It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

REFERENCE ASSET INFORMATION

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-25 in the Prospectus Supplement. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by each company issuing a Reference Asset can be located by reference to the SEC file number provided below.

The summary information below regarding the companies issuing the stocks comprising the applicable Reference Assets comes from each issuer’s SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the applicable Reference Asset with the SEC. Investors are urged to refer to the SEC filings made by the applicable issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of the applicable issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any such issuer.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Sotheby’s (“BID”)

Sotheby’s (“Sotheby’s”) common stock, par value $0.10 per share, trades on the NYSE under the symbol “BID.” Sotheby's is one of the world's two largest auctioneers of authenticated fine art, decorative arts and collectibles. Sotheby’s is also engaged in a number of related activities, including the purchase and resale of art and other collectibles and the brokering of private purchases and sales of art, jewelry and collectibles; art-related financing activities; and to a lesser extent, licensing activities. Sotheby’s SEC file number is 001-09750.

United States Steel Corporation (“X”)

United States Steel Corporation (“US Steel”) common stock, par value $1.00 per share, trades on the NYSE under the symbol “X.” US Steel is an integrated steel producer with major production operations in the United States and Central Europe. US Steel is also engaged in several other business activities, most of which are related to steel manufacturing, including the production of iron ore pellets and of coke, transportation services and real estate operations.  US Steel’s SEC file number is 001-16811.

Whole Foods Market, Inc. (“WFMI”)

Whole Foods Market, Inc. (“Whole Foods”) common stock, no par value, trades on the NASDAQ under the symbol “WFMI.” Whole Foods owns and operates a chain of natural and organic food stores. Whole Foods’ SEC file number is 000-19797.

ILLUSTRATIVE EXAMPLES & HISTORICAL TABLES

The following are illustrative examples demonstrating the hypothetical amounts payable at maturity based on the assumptions outlined below. These examples do not purport to be representative of every possible scenario concerning increases or decreases in the applicable Reference Asset or of the movements that are likely to occur with respect to the relevant Reference Asset. You should not construe these examples or the data included in the tables set forth below as an indication of the expected performance of any of the Notes. Some amounts are rounded and actual returns may be different.

Sotheby’s (“BID”)

Assumptions:

•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $ 31.00
•	Contingent Protection Percentage: 75%
•	Contingent Protection Level: $ 23.25 ($31.00 x 75%)
•	Exchange Ratio: 32 ($1,000/$31.00)
•	Coupon: 15.50% per annum, paid upon maturity of six-month term ($77.50).
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 6-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: Six months
•	Dividend and dividend yield on the Reference Asset: $0.10 and 0.32% per annum.

Example 1 - On the Calculation Date, the Final Level of $37.20 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus one interest payment of $77.50, for payments totaling $1,077.50. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $1,201.60 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 7.750% return with an investment in the Notes and a 20.160% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $27.90 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,077.50, earning a 7.750% return over the term of the Notes. A direct investment in the Reference Asset during that same six-month time period would have generated a return of $901.60 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 7.750% return with an investment in the Notes and incurred a loss of 9.840% with a direct investment in the Reference Asset.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Example 3 - On the Calculation Date, the Final Level of $20.15 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus one interest payment of $77.50, which is 32 shares (worth $20.15 each) plus $5.20 (the Fractional Share Cash Amount) plus $77.50 (one interest payment of $77.50). The cash equivalent equals $727.50. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $651.60 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 27.250%, while a direct investment in the Reference Asset would have resulted in a loss of 34.840%.

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
31.00	40.30	$1,000.00	7.75%	7.75%	30.00%	0.16%	30.16%
31.00	38.75	$1,000.00	7.75%	7.75%	25.00%	0.16%	25.16%
31.00	37.20	$1,000.00	7.75%	7.75%	20.00%	0.16%	20.16%
31.00	35.65	$1,000.00	7.75%	7.75%	15.00%	0.16%	15.16%
31.00	34.10	$1,000.00	7.75%	7.75%	10.00%	0.16%	10.16%
31.00	32.55	$1,000.00	7.75%	7.75%	5.00%	0.16%	5.16%
31.00	31.00	$1,000.00	7.75%	7.75%	0.00%	0.16%	0.16%
31.00	29.45	$1,000.00	7.75%	7.75%	-5.00%	0.16%	-4.84%
31.00	27.90	$1,000.00	7.75%	7.75%	-10.00%	0.16%	-9.84%
31.00	26.35	$1,000.00	7.75%	7.75%	-15.00%	0.16%	-14.84%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
31.00	38.75	$1,000.00	7.75%	7.75%	25.00%	0.16%	25.16%
31.00	37.20	$1,000.00	7.75%	7.75%	20.00%	0.16%	20.16%
31.00	35.65	$1,000.00	7.75%	7.75%	15.00%	0.16%	15.16%
31.00	34.10	$1,000.00	7.75%	7.75%	10.00%	0.16%	10.16%
31.00	32.55	$1,000.00	7.75%	7.75%	5.00%	0.16%	5.16%
31.00	31.00	$1,000.00	7.75%	7.75%	0.00%	0.16%	0.16%
31.00	29.45	$950.00	7.75%	2.75%	-5.00%	0.16%	-4.84%
31.00	27.90	$900.00	7.75%	-2.25%	-10.00%	0.16%	-9.84%
31.00	26.35	$850.00	7.75%	-7.25%	-15.00%	0.16%	-14.84%
31.00	24.80	$800.00	7.75%	-12.25%	-20.00%	0.16%	-19.84%
31.00	23.25	$750.00	7.75%	-17.25%	-25.00%	0.16%	-24.84%
31.00	21.70	$700.00	7.75%	-22.25%	-30.00%	0.16%	-29.84%
31.00	20.15	$650.00	7.75%	-27.25%	-35.00%	0.16%	-34.84%
31.00	18.60	$600.00	7.75%	-32.25%	-40.00%	0.16%	-39.84%
31.00	17.05	$550.00	7.75%	-37.25%	-45.00%	0.16%	-44.84%
31.00	15.50	$500.00	7.75%	-42.25%	-50.00%	0.16%	-49.84%
31.00	13.95	$450.00	7.75%	-47.25%	-55.00%	0.16%	-54.84%

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

The following table sets forth, on a per share basis, the high and low Closing Prices as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	17.81	11.46	16.61	June 30, 2004	16.60	12.69	15.96
March 29, 2002	17.40	12.45	16.05	September 30, 2004	17.23	14.13	15.72
June 28, 2002	15.95	13.02	14.25	December 31, 2004	19.24	15.10	18.16
September 30, 2002	14.47	6.88	7.00	March 31, 2005	18.68	15.20	16.96
December 31, 2002	9.70	6.30	9.00	June 30, 2005	18.24	13.47	13.70
March 31, 2003	9.60	7.80	9.18	September 30, 2005	18.31	13.65	16.72
June 30, 2003	9.55	6.42	7.44	December 30, 2005	19.46	15.01	18.36
September 30, 2003	12.15	7.30	10.82	March 31, 2006	29.30	18.18	29.04
December 31, 2003	14.24	10.08	13.66	June 30, 2006	33.84	22.78	26.25
March 31, 2004	15.93	12.17	12.85	October 2, 2006 to November 22, 2006	38.64	29.82	31.26

United States Steel Corporation (“X”)

Assumptions:

•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $ 75.00
•	Contingent Protection Percentage: 80%
•	Contingent Protection Level: $ 60.00 ($75.00 x 80%)
•	Exchange Ratio: 13 ($1,000/$75.00)
•	Coupon: 17.00% per annum, paid upon maturity of three-month term ($42.50).
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 3-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: Three months
•	Dividend and dividend yield on the Reference Asset: $0.60 and 0.80% per annum.

Example 1 - On the Calculation Date, the Final Level of $90.00 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus one interest payment of $42.50, for payments totaling $1,042.50. If you had invested directly in the Reference Asset for the same three-month period, you would have received total cash payments of $1,202.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 4.250% return with an investment in the Notes and a 20.200% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $67.50 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,042.50, earning a 4.250% return over the term of the Notes. A direct investment in the Reference Asset during that same three-month time period would have generated a return of $902.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 4.250% return with an investment in the Notes and incurred a loss of 9.800% with a direct investment in the Reference Asset.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Example 3 - On the Calculation Date, the Final Level of $52.50 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus one interest payment of $42.50, which is 13 shares (worth $52.50 each) plus $17.48 (the Fractional Share Cash Amount) plus $42.50 (one interest payment of $42.50). The cash equivalent equals $742.48. If you had invested directly in the Reference Asset for the same three-month period, you would have received total cash payments of $702.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 25.752%, while a direct investment in the Reference Asset would have resulted in a loss of 29.800%.

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	3-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	3-Month Total Return
75.00	97.50	$1,000.00	4.25%	4.25%	30.00%	0.20%	30.20%
75.00	93.75	$1,000.00	4.25%	4.25%	25.00%	0.20%	25.20%
75.00	90.00	$1,000.00	4.25%	4.25%	20.00%	0.20%	20.20%
75.00	86.25	$1,000.00	4.25%	4.25%	15.00%	0.20%	15.20%
75.00	82.50	$1,000.00	4.25%	4.25%	10.00%	0.20%	10.20%
75.00	78.75	$1,000.00	4.25%	4.25%	5.00%	0.20%	5.20%
75.00	75.00	$1,000.00	4.25%	4.25%	0.00%	0.20%	0.20%
75.00	71.25	$1,000.00	4.25%	4.25%	-5.00%	0.20%	-4.80%
75.00	67.50	$1,000.00	4.25%	4.25%	-10.00%	0.20%	-9.80%
75.00	63.75	$1,000.00	4.25%	4.25%	-15.00%	0.20%	-14.80%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	3-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	3-Month Total Return
75.00	93.75	$1,000.00	4.25%	4.25%	25.00%	0.20%	25.20%
75.00	90.00	$1,000.00	4.25%	4.25%	20.00%	0.20%	20.20%
75.00	86.25	$1,000.00	4.25%	4.25%	15.00%	0.20%	15.20%
75.00	82.50	$1,000.00	4.25%	4.25%	10.00%	0.20%	10.20%
75.00	78.75	$1,000.00	4.25%	4.25%	5.00%	0.20%	5.20%
75.00	75.00	$1,000.00	4.25%	4.25%	0.00%	0.20%	0.20%
75.00	71.25	$949.98	4.25%	-0.75%	-5.00%	0.20%	-4.80%
75.00	67.50	$899.98	4.25%	-5.75%	-10.00%	0.20%	-9.80%
75.00	63.75	$849.98	4.25%	-10.75%	-15.00%	0.20%	-14.80%
75.00	60.00	$799.98	4.25%	-15.75%	-20.00%	0.20%	-19.80%
75.00	56.25	$749.98	4.25%	-20.75%	-25.00%	0.20%	-24.80%
75.00	52.50	$699.98	4.25%	-25.75%	-30.00%	0.20%	-29.80%
75.00	48.75	$649.98	4.25%	-30.75%	-35.00%	0.20%	-34.80%
75.00	45.00	$599.99	4.25%	-35.75%	-40.00%	0.20%	-39.80%
75.00	41.25	$549.99	4.25%	-40.75%	-45.00%	0.20%	-44.80%
75.00	37.50	$499.99	4.25%	-45.75%	-50.00%	0.20%	-49.80%
75.00	33.75	$449.99	4.25%	-50.75%	-55.00%	0.20%	-54.80%

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

The following table sets forth on a per share basis the high and low Closing Prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	18.75	13.00	18.11	June 30, 2004	39.98	25.22	35.12
March 29, 2002	19.99	16.36	18.15	September 30, 2004	39.98	32.95	37.62
June 28, 2002	22.00	17.22	19.89	December 31, 2004	54.06	32.12	51.25
September 30, 2002	19.99	10.66	11.61	March 31, 2005	63.90	45.20	50.85
December 31, 2002	14.90	10.87	13.12	June 30, 2005	52.18	34.05	34.37
March 31, 2003	17.73	9.61	9.83	September 30, 2005	45.95	34.09	42.35
June 30, 2003	17.88	9.72	16.37	December 30, 2005	51.63	33.59	48.07
September 30, 2003	20.05	15.10	18.38	March 31, 2006	64.47	48.05	60.68
December 31, 2003	37.05	18.54	35.02	June 30, 2006	77.77	56.15	70.12
March 31, 2004	40.15	31.40	37.27	October 2, 2006 to November 22, 2006	76.16	54.18	75.71

Whole Foods Market, Inc. (“WFMI”)

Assumptions:

•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $ 49.00
•	Contingent Protection Percentage: 80%
•	Contingent Protection Level: $ 39.20 ($49.00 x 80%)
•	Exchange Ratio: 20 ($1,000/$49.00)
•	Coupon: 14.00% per annum, paid upon maturity of six-month term ($70.00).
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 6-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: Six months
•	Dividend and dividend yield on the Reference Asset: $0.72 and 1.47% per annum.

Example 1 - On the Calculation Date, the Final Level of $ 58.80 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus one interest payment of $70.00, for payments totaling $1,070.00. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $1,207.35 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 7.000% return with an investment in the Notes and a 20.735% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $44.10 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,070.00, earning a 7.000% return over the term of the Notes. A direct investment in the Reference Asset during that same six-month time period would have generated a return of $907.35 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 7.000% return with an investment in the Notes and incurred a loss of 9.265% with a direct investment in the Reference Asset.

Example 3 - On the Calculation Date, the Final Level of $34.30 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus one interest payment of $70.00, which is 20 shares (worth $34.30 each) plus $13.99 (the Fractional Share Cash Amount) plus $70.00 (one interest payment of $70.00). The cash equivalent equals $769.99. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $707.35 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 23.001%, while a direct investment in the Reference Asset would have resulted in a loss of 29.265%.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
49.00	63.70	$1,000.00	7.00%	7.00%	30.00%	0.73%	30.73%
49.00	61.25	$1,000.00	7.00%	7.00%	25.00%	0.73%	25.73%
49.00	58.80	$1,000.00	7.00%	7.00%	20.00%	0.73%	20.73%
49.00	56.35	$1,000.00	7.00%	7.00%	15.00%	0.73%	15.73%
49.00	53.90	$1,000.00	7.00%	7.00%	10.00%	0.73%	10.73%
49.00	51.45	$1,000.00	7.00%	7.00%	5.00%	0.73%	5.73%
49.00	49.00	$1,000.00	7.00%	7.00%	0.00%	0.73%	0.73%
49.00	46.55	$1,000.00	7.00%	7.00%	-5.00%	0.73%	-4.27%
49.00	44.10	$1,000.00	7.00%	7.00%	-10.00%	0.73%	-9.27%
49.00	41.65	$1,000.00	7.00%	7.00%	-15.00%	0.73%	-14.27%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
49.00	61.25	$1,000.00	7.00%	7.00%	25.00%	0.73%	25.73%
49.00	58.80	$1,000.00	7.00%	7.00%	20.00%	0.73%	20.73%
49.00	56.35	$1,000.00	7.00%	7.00%	15.00%	0.73%	15.73%
49.00	53.90	$1,000.00	7.00%	7.00%	10.00%	0.73%	10.73%
49.00	51.45	$1,000.00	7.00%	7.00%	5.00%	0.73%	5.73%
49.00	49.00	$1,000.00	7.00%	7.00%	0.00%	0.73%	0.73%
49.00	46.55	$949.99	7.00%	2.00%	-5.00%	0.73%	-4.27%
49.00	44.10	$899.99	7.00%	-3.00%	-10.00%	0.73%	-9.27%
49.00	41.65	$849.99	7.00%	-8.00%	-15.00%	0.73%	-14.27%
49.00	39.20	$799.99	7.00%	-13.00%	-20.00%	0.73%	-19.27%
49.00	36.75	$749.99	7.00%	-18.00%	-25.00%	0.73%	-24.27%
49.00	34.30	$699.99	7.00%	-23.00%	-30.00%	0.73%	-29.27%
49.00	31.85	$649.99	7.00%	-28.00%	-35.00%	0.73%	-34.27%
49.00	29.40	$600.00	7.00%	-33.00%	-40.00%	0.73%	-39.27%
49.00	26.95	$550.00	7.00%	-38.00%	-45.00%	0.73%	-44.27%
49.00	24.50	$500.00	7.00%	-43.00%	-50.00%	0.73%	-49.27%
49.00	22.05	$450.00	7.00%	-48.00%	-55.00%	0.73%	-54.27%

The following table sets forth on a per share basis the high and low Closing Prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	23.25	14.82	21.78	June 30, 2004	47.85	36.75	47.73
March 29, 2002	23.75	18.75	22.85	September 30, 2004	48.37	36.61	42.90
June 28, 2002	25.59	20.71	24.11	December 31, 2004	48.74	39.52	47.68
September 30, 2002	24.80	17.74	21.42	March 31, 2005	53.39	44.14	51.07
December 31, 2002	27.30	20.26	26.37	June 30, 2005	61.46	48.00	59.11
March 31, 2003	29.09	22.39	27.82	September 30, 2005	69.85	58.50	67.23
June 30, 2003	31.12	23.27	23.77	December 30, 2005	79.90	61.30	77.39
September 30, 2003	28.12	22.89	27.60	March 31, 2006	78.27	58.87	66.44
December 31, 2003	33.82	27.60	33.57	June 30, 2006	74.00	59.42	64.64
March 31, 2004	39.62	32.96	37.48	October 2, 2006 to November 22, 2006	66.25	45.56	49.37

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the section entitled “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith but is subject to the limitations and qualifications set forth therein. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion, when read together with the section entitled, “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement, summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the Reference Assets to you at maturity for an amount equal to the principal amount of the Note, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the principal amount of the Note and the value of the Reference Assets otherwise deliverable under the Put Option), and a deposit with us of cash (the “Deposit”) in an amount equal to the “issue price” (as described in the prospectus supplement) of your Notes to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach and pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. The description below of the Reference Asset includes a chart that indicates the portion of each interest payment that represents the yield on the Deposit and the Put Premium, assuming that the issue price of the Notes is par. You may contact Bill Bamber at (212) 272-6635 for the issue price of the Notes.

We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations —Tax Treatment of the Deposit on Notes with a Term of One Year or Less” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described above. For example, the Notes could be treated as short-term obligations rather than a Put Option and a Deposit.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Reference Asset	Term to Maturity	Coupon Rate, per Annum	Yield on the Deposit, per Annum	Put Premium, per Annum
Sotheby’s	6-months	[15.50]%	[●]%	[●]%
United States Steel Corporation	3-months	[17.00]%	[●]%	[●]%
Whole Foods Market, Inc.	6-months	[14.00]%	[●]%	[●]%

CERTAIN ERISA CONSIDERATIONS

Section 4975 of the Internal Revenue Code of 1986 (the “Code”) prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian) of a Plan, any person providing services (for example, a broker) to a Plan, the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

The purchase and/or holding of securities by a Plan with respect to which we, Bear, Stearns & Co. Inc. (“Bear Stearns”) and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us and Bear Stearns is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

Applicable administrative exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96−23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90−1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts).

It should also be noted that the recently enacted Pension Protection Act of 2006 contains a new statutory exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for transactions involving certain parties in interest or disqualified persons who are such merely because they are a service provider to a Plan, or because they are related to a service provider. Generally, the new exemption would be applicable if the party to the transaction with the Plan is a party in interest or a disqualified person to the Plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any Plan fiduciary relying on this new statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) and purchasing securities on behalf of a Plan will be deemed to represent that (x) the fiduciary has made a good faith determination that the Plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction and (y) neither we, Bear Stearns nor any of our affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) with respect to the assets of the Plan which such fiduciary is using to purchase the Notes, both of which are necessary preconditions to utilizing this new exemption. Any purchaser that is a Plan is encouraged to consult with counsel regarding the application of the new exemption.

A fiduciary that causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in non-exempt transactions with the assets of Plans subject to such Section. If an IRA engages in a prohibited transaction, the assets of the IRA are deemed to have been distributed to the IRA beneficiaries.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase, holding and disposition of the securities does not and will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans ("Similar Law Plans") should consider applicable Similar Law when investing in the securities. Each fiduciary of a Similar Law Plan will be deemed to represent that the Similar Law Plan’s acquisition and holding of the securities will not result in a non-exempt violation of applicable Similar Law.

The sale of any security to a Plan or a Similar Law Plan is in no respect a representation by us or any of our affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans or Similar Law Plans generally or any particular Plan or Similar Law Plan, or that such an investment is appropriate for a Plan or a Similar Law Plan generally or any particular Plan or Similar Law Plan.

BEAR, STEARNS & CO. INC.